Exhibit 5.1

December 23, 2022

KalVista Pharmaceuticals, Inc.

55 Cambridge Parkway

Suite 901E

Cambridge, MA 02142

Gentlemen/Ladies:

We deliver this opinion with respect to certain matters in connection with the offering by KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 9,484,199 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 182,470 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) to be issued pursuant to those certain Subscription Agreements (the “Subscription Agreements”), dated as of December 23, 2022, between the Company and the Investors (as defined in the Subscription Agreements). The Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-256378) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2021 and declared effective on June 1, 2021 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated June 1, 2021 included therein (the “Base Prospectus”), and the related prospectus supplement dated December 23, 2022, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The offering of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares is referred to herein as the “Offering”.

In connection with our opinion expressed below we have examined originals or copies of the Subscription Agreement, Pre-Funded Warrants, Company’s Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) and Amended and Restated Bylaws, as amended (the “Bylaws” and, together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”), certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board and the Company’s stockholders relating to the Registration Statement, the Charter Documents, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated December 22, 2022, a good standing certificate regarding the Company issued by the Massachusetts Secretary of State dated December 15, 2022 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the Delaware General Corporation Law (the “Applicable Laws”). Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

With respect to the Pre-Funded Warrants, we have assumed that, as of each and every time any of the Pre-Funded Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Restated Certificate to permit full exercise of each of the Pre-Funded Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, Pre-Funded Warrants and Pre- Funded Warrant Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Charter Documents, and (ii) at the time of the offer, issuance and sale of any Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares will not violate any applicable law (including, without limitation, any law relating to usury or similar laws) or result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that

(i)

when the Shares are issued, sold and delivered in accordance with the provisions of the Subscription Agreement and in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board referenced above, such Shares will be validly issued, fully paid and nonassessable;

(ii)

when the Pre-Funded Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and the Prospectus, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii)

the Pre-Funded Warrant Shares, when issued and delivered by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering, and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the date of this opinion letter and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinion expressed herein.

[Concluding Paragraph Follows on Next Page]

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Subscription Agreements and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP

4